Exhibit 99.2

Quantumsphere Acquisition Corporation Announces Closing of

$82,800,000 Initial Public Offering, Including Full Exercise of Underwriters’ Over-Allotment Option

NEW YORK, NY., August 7, 2025 (GLOBE NEWSWIRE) – Quantumsphere Acquisition Corporation (NASDAQ: QUMS, the “Company”) announced today that it has closed its initial public offering of 8,280,000 units at $10.00 per unit. This includes the exercise in full by the underwriters of their over-allotment option to purchase up to an additional 1,080,000 units. Each unit consists of one of the Company’s ordinary shares and one right, with each right entitling the holder thereof to receive one-seventh (1/7) of one ordinary share upon the consummation of an initial business combination.

The units are listed on the Nasdaq Global Market (“NASDAQ”) and began trading under the ticker symbol “QUMSU” on August 6, 2025. Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on NASDAQ under the symbols “QUMS,” and “QUMSR,” respectively.

SPAC Advisory Partners, a division of Kingswood Capital Partners, LLC acted as sole book running manager in the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on August 5, 2025. The offering was made only by means of a prospectus, copies of which may be obtained, by contacting Kingswood Capital Partners, LLC, 126 East 56th Street, Suite 22S, New York, NY 10022, or by calling 212-487-1080 or emailing Syndicate@kingswoodUS.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Quantumsphere Acquisition Corporation

Quantumsphere Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact

Ping Zhang

Chief Executive Officer

Email: pzhang@quantamsphere.com

Tel: (212) 612-1400